EXHIBIT 99.1

3D Systems Names Claudia Napal Drayton to Board of Directors

  Veteran finance executive brings exceptional life science and medical device expertise to Board of Directors

ROCK HILL, S.C., Dec. 02, 2021 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) today announced the appointment of Ms. Claudia Napal Drayton to its Board of Directors, effective immediately. Ms. Drayton currently serves as the Chief Financial Officer of Quantum-Si (NASDAQ:QSI), a life sciences company focused on technology related to protein sequencing and genomics for the healthcare industry.

“We are delighted to welcome Claudia to our Board of Directors,” said Chip McClure, chairman of the board of 3D Systems. “Her outstanding career as a finance leader, in roles ranging from public accounting to sophisticated medical devices and, in recent years, biotech companies, will prove invaluable to both our Audit Committee and our Board in general.”

In commenting on Ms. Drayton’s appointment, Dr. Jeffrey Graves, president and chief executive officer of 3D Systems added, “Claudia brings additional depth to our Board in key areas of healthcare and biotechnology that will serve us well as we continue to accelerate our efforts in medical devices, orthopedics and the increasingly exciting new arena of regenerative medicine.”

Ms. Drayton began her career in public accounting with Arthur Andersen and then moved to Medtronic, a global leader in medical devices, where she held positions of increasing responsibility in the finance organization over her 15-year tenure. These included Chief Financial Officer for both the Peripheral Vascular and the Integrated Health Solutions business units. In 2015, Ms. Drayton left Medtronic to assume the role of Chief Financial Officer of Nuwellis, and, more recently, of Quantum-Si, an emerging biotech company. These leadership roles have provided tremendous exposure to all aspects of a successful and disciplined healthcare business, including international operations gained through her ex-patriot assignment in Europe with Medtronic. As an active public company CFO, Claudia is intimately familiar with all aspects of financial controls and SEC reporting, as well as the unique requirements of the global healthcare industry.

“It’s an honor to join the 3D Systems Board of Directors at this point in the company’s transformation,” said Ms. Drayton. “I’m excited about 3D Systems’ history of innovation, and the success it has clearly demonstrated through its focus on the healthcare industry. The potential for 3D printing in medical device applications, as well as a tremendous range of biological applications within the human body, offer outstanding opportunities for growth and value creation as new solutions are brought to patients in need around the world.”

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

About 3D Systems
More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading Additive Manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3dsystems.com.

Investor Contact:   investor.relations@3dsystems.com
Media Contact:      press@3dsystems.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/6b6b5817-8828-4aa5-bebd-299405138c00